UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 29, 2008

TANGER FACTORY OUTLET CENTERS, INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of a Provision of the Code of Ethics

On July 29, 2008, the Board of Directors of Tanger Factory Outlet Centers, Inc. (the “Company”) amended its disclosure polices within the Company’s Code of Ethics by inserting the following paragraphs to Section 3:

“Employees, officers and directors may not speak to reporters or members of the media on behalf of the Company without going through proper channels, as doing so may risk providing incorrect information or revealing confidential or proprietary information.  Inquiries from members of the media should be directed to one of the following officers: Chief Operating Officer/President, Executive Vice President/Chief Financial Officer or Senior Vice President-Marketing.  Inquiries from any investor, analyst or other third party about the Company’s financial condition, business or about current developments relating to the Company should be directed to one of the following officers:  Chief Operating Officer/President, Executive Vice President/Chief Financial Officer or Senior Vice President-Controller.

To avoid the actual and perceived improper use of information about the Company, and to avoid any impression that statements are being made on behalf of the Company, unless approved by the Nominating and Corporate Governance Committee, no director, officer or employee may make any posting to any non-company sponsored internet chat room, message board, web log (blog), or similar forum, concerning any matter involving the Company, its competitors or vendors, either under such person’s name, anonymously, under a pseudonym, or by communicating through another person.  Violation of this policy may be grounds for dismissal.”

The Company’s Code of Ethics, as amended, is available on the Company’s website at www.tangeroutlet.com by first clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE”.

Section 8 – Other Events

Item 8.01	Other Events

On June 29, 2008, the Board adopted an amendment to the Company’s Corporate Governance Guidelines to require a director to submit a letter of resignation upon a job change.  The Board also adopted an amendment to require our non-employee directors and our Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) to retain a minimum equity ownership interest in the Company to more closely align the interest of our directors and executive officers with those of shareholders.  Non-employee directors will be required to hold a minimum of 5,000 shares by July 29, 2011.  The Chief Executive Officer will be required to hold equity interest, as defined in the Corporate Governance Guidelines, equivalent to a value of 5 times his salary, while the Chief Operating Officer and Chief Financial Officer will be required to hold an equity interest of 3 times their salary.  The executive officers will have until December 31, 2013, or on December 31 of the year in which the fifth anniversary of the executive officer’s first election as the CEO, COO or CFO, to comply with the new policy.

On June 29, 2008, the Board also adopted a formal related party transaction policy to supplement the existing guidelines in the Company’s Code of Ethics.  Effective June 29, 2008, a Related Party Transaction, as defined in the Policy, involving in excess of $100,000 during any fiscal year must be approved or ratified by the Audit Committee of the Board of Directors.

The Corporate Governance Guidelines, as amended, and the new Related Party Transaction Policy and Procedures are available on the Company’s website at www.tangeroutlet.com by first clicking “INVESTOR RELATIONS” and then “CORPORATE GOVERNANCE”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 2008

TANGER FACTORY OUTLET CENTERS, INC.

By:           /s/ Stanley K. Tanger
Stanley K. Tanger
Chairman of the Board, Chief Executive Officer